UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2016

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

001-12103	64-0709834
(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530
(Address of Principal Executive Offices)	(Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresss, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.07. Results of Shareholder Vote

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 27, 2016. There were 5,123,186 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a) Election of five directors to hold office for a term of one year:

	Approve	Disapprove	Abstain	Not Voted		Outstanding
Drew Allen	3,038,504.246	179.852	397,228.982	1,687,272.920	(1)	5,123,186.000
Rex E. Kelly	3,144,428.731	65.367	291,418.982	1,687,272.920	(1)	5,123,186.000
Dan Magruder	3,146,274.246	179.852	289,458.982	1,687,272.920	(1)	5,123,186.000
Jeffrey H. O’Keefe	3,145,494.098	960.000	289,458.982	1,687,272.920	(1)	5,123,186.000
Chevis C. Swetman	3,141,684.371	7,066.727	287,161.982	1,687,272.920	(1)	5,123,186.000

(1)	Includes 853,263 broker non-votes.

(b) Appointment of Porter Keadle Moore, LLC as the independent public accountants:

Approve	4,264,405.098
Disapprove	11,188.000
Abstain	13,582.982
Not Voted	834,009.920

Total Shares Outstanding	5,123,186.000

(c) Advisory (non-binding) approval of compensation of named executive officers:

Approve	2,976,534.519
Disapprove	301,571.671
Abstain	157,806.890
Not Voted (1)	1,687,272.920

Total Shares Outstanding	5,123,186.000

(1)	Includes 853,263 in broker non-votes.

(d) Transaction of other business:

Approve	3,515,367.558
Disapprove	770,651.000
Abstain	3,155.522
Not Voted (1)	834,011.920

Total Shares Outstanding	5,123,186.000

(1)	Includes 2 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2016

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO